EXHIBIT 10.4
FORM OF BRIDGE WARRANT
THESE WARRANTS HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND ARE ‘RESTRICTED SECURITIES’ AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THESE WARRANTS MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY THROUGH REASONABLE MEANS AS DETERMINED BY THE COMPANY, INCLUDING AN OPINION OF SELLER’S COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY.
SILICON MOUNTAIN HOLDINGS, INC.
BRIDGE WARRANT

Warrant to Purchase Shares of	March ___, 2008
Common Stock
Warrant No.	Number of Shares:
(Subject to adjustment)
     This certifies that pursuant to the terms of this Common Stock Warrant (this “Bridge Warrant”), for value received, Silicon Mountain Holdings, Inc., a Colorado corporation (the “Company”), hereby grants to                                          (the “Holder”), or its registered assigns, the right to purchase from the Company a number of shares of the Company’s common stock, $.001 par value per share, (“Common Stock”) at a purchase price of $.01 per share (the “Exercise Price”) in consideration of the Holder’s investing $                     with the Company pursuant to that certain Subscription Agreement, dated March ___, 2008 (the “Subscription Agreement”). All capitalized terms not defined herein shall have the meanings given to them in the Subscription Agreement.
     1. Exercise of Warrant.
          1.1 Exercise Period.
               (a) Except as restricted as set forth in Section 1.3 below, Holder may exercise this Bridge Warrant, in whole or in part, at any time and from time to time commencing on the date hereof and prior to 5:00 p.m. (central standard time) on March ___, 2012 (the “Expiration Date”);

          1.2 Procedure for Exercising Bridge Warrant.
               (a) This Bridge Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the “Exercise Date”):
                    (i) A completed Exercise Agreement, in substantially the form set forth in Exhibit A hereto and as described in Section 1.4 below, executed by the person exercising all or part of the purchase rights represented by this Bridge Warrant (the “Purchaser”);
                    (ii) This Bridge Warrant;
                    (iii) If this Bridge Warrant is not registered in the name of the Purchaser, an Assignment in the form set forth in Exhibit B, evidencing the assignment of this Bridge Warrant to the Purchaser and the consent of the Company thereto; and
                    (iv) A check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.
     (b) Certificates representing shares of Common Stock purchased upon exercise of this Bridge Warrant will be delivered by the Company to the Purchaser within 10 days after the Exercise Date. Unless this Bridge Warrant has expired or all of the purchase rights represented hereby have been exercised, Company will prepare a new Bridge Warrant, substantially identical hereto, representing the rights formerly represented by this Bridge Warrant which have not expired or been exercised. The Company will deliver such new Bridge Warrant to the person designated to receive it in the Exercise Agreement.
     (c) The Common Stock issuable upon the exercise of this Bridge Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.
     (d) The issuance of certificates for shares of Common Stock upon exercise of this Bridge Warrant will be made without charge to the Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares.
     1.3 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect (the “Conversion Right”) to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

Where X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of the Company’s Common Stock (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)
For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined based on the following:
     (a) if this Warrant is exercised in connection with an initial public offering of Common Stock, then the fair market value of one share of Common Stock shall be the price that one share of Common Stock is offered to the public in such initial public offering; and
     (b) if the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market System (the “National Market System”) of the Nasdaq, the fair market value of one share of Common Stock as of a specified day shall be the last reported sale price of Common Stock on such exchange or on the National Market System on such date or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the National Market System. If the Common Stock is not so listed or admitted to unlisted trading privileges, the fair market value of one share of Common Stock as of a specified day shall be the mean of the last bid and asked prices reported on such date by the Nasdaq or, if reports are unavailable from Nasdaq, then by the National Quotation Bureau Incorporated. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the fair market value of one share of Common Stock as of a specified day shall be determined in good faith by the Board of Directors of the Company, taking into account the most recently or concurrently completed arm’s length transaction between the Company and an unaffiliated third party the closing of which occurs within the six months preceding or on the date of such calculation, if any.
     1.4 Exercise Agreement. The Exercise Agreement will be substantially in the form set forth in Exhibit A hereto, except that if the shares of Common Stock are not to be issued in the name of the Holder, the Exercise Agreement will also state the name of the person to whom the certificates representing the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it will also state the name of the person to whom a new Bridge Warrant for the unexercised portion of the rights hereunder is to be delivered.
     1.5 Fractional Shares. The Company is not required to issue any fraction of a share of Common Stock upon exercise of this Bridge Warrant. If the Company elects not to issue fractional shares hereunder, the Company shall pay cash consideration in lieu of any fractional shares that would otherwise have been issued hereunder but for the preceding sentence.
     1.6 Securities Acts Compliance. As a condition to its delivery of the certificates representing the Common Stock, the Company may require the Purchaser to deliver to the Company, in writing, representations regarding the Purchaser’s sophistication, accredited investor status (as defined in Rule 501 of Regulation D promulgated by the U.S. Securities and Exchange Commission), investment intent, acquisition for his, her or its own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering, and Company may place conspicuously upon each certificate representing the Common Stock a legend restricting the assignment, transfer or other disposition of the shares of Common Stock, unless such shares have been registered or qualified under the Act and applicable blue sky laws or there has been delivered to the Company an opinion of counsel, satisfactory to the Company, to the effect that such registration and qualification is not required.
     2. Adjustment in Shares of Common Stock and Exercise Price. The number of shares of Common Stock purchasable upon the exercise of this Bridge Warrant and the Exercise Price per share are subject to adjustment from time to time as provided in this Section 2; provided, however, that the Exercise Price per share will not be less than $.001 per share.
     2.1 Subdivision or Combination of Shares. If the Company at any time subdivides its outstanding shares of Common Stock into a greater number of shares (including a stock split effected as a stock dividend) or combines its outstanding shares of Common Stock into a lesser number of shares, the number of shares issuable upon exercise of this Bridge Warrant will be adjusted to such number as is obtained by multiplying the number of shares issuable upon exercise of this Bridge Warrant immediately prior to such subdivision or combination by a fraction, the numerator of which is the aggregate number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which is the aggregate number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the Exercise Price will be correspondingly adjusted to such amount as will, when multiplied by the number of shares issuable upon full exercise of this Bridge Warrant (as increased or decreased to reflect each subdivision or combination of outstanding shares of Common Stock, as the case may be), equal the product of the Exercise Price in effect immediately prior to such subdivision or combination multiplied by the number of shares issuable upon exercise of this Bridge Warrant immediately prior to such subdivision or combination.

     2.2 Effect of Sale, Merger or Consolidation. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of the Company’s assets to another corporation, is effected after the date hereof in such a way that holders of Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision will be made whereby the Holder will thereafter have the right to purchase and receive, upon the basis and the terms and conditions specified in this Bridge Warrant and in lieu of the shares immediately theretofore purchasable and receivable upon the exercise of this Bridge Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Bridge Warrant, and in any such case appropriate provision will be made with respect to the rights and interests of the Holder to the end that the provisions of this Bridge Warrant (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares issuable upon the exercise of this Bridge Warrant) will thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Bridge Warrant. Except for the transactions contemplated by the Stock Exchange Agreement (as described below), the Company will not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets assumes, by written instrument executed and delivered to the Holder at its last address appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing sentence, the Holder may be entitled to purchase.
     2.3 [Intentionally Omitted.]
     2.4 Issuance of Dilutive Shares. If at any time prior to the exercise of all or any portion of this Warrant, the Company issues or, pursuant to this subsection is deemed to have issued, additional shares of Common Stock (other than “Exempted Securities,” as defined below) at a price per share less than the then-effective Exercise Price, then (i) the Exercise Price shall be reduced to the price per share at which such additional shares of Common Stock were sold, or deemed sold and (ii) the number of shares of Common Stock purchasable upon the exercise of this Warrant (the “Exercise Shares”) shall be increased to the number determined by dividing (A) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (B) the Exercise Price in effect immediately after such adjustment. For purposes of this subsection, if the Company issues or sells (x) stock or other securities convertible into additional shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of additional shares of Common Stock or Convertible Securities and if the applicable exercise or conversion price plus the amount originally paid, if any, for such convertible or exercisable securities is less than any Exercise Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of additional shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options. For the purposes of this Agreement, “Exempted Securities” shall mean:
     (a) shares of Common Stock or options or other Common Stock purchase rights and the Common Stock issued pursuant to such options or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date of the Bridge Financing Agreement) to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to the Company’s 2003 Stock Option Plan or pursuant to any stock option, stock incentive or similar plan approved by the Board of Directors of the Company in the future;
     (b) Common Stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Warrant;
     (c) Common Stock issued for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination approved by the Board of Directors including the Exchange;
     (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;
     (e) any shares of Common Stock issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution;
     (f) any shares of Common Stock issued in connection with strategic transactions involving the Company and other entities approved by the Board of Directors, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements;
     (g) any shares of Common Stock, Convertible Securities or rights or options for the purchse of shares of Common Stock or Convertible Securities issued in connection with the Exchange or the private placement that is contemplated by the engagement letter between the Stanford Group Company and the Company dated June 20, 2005; and
     (h) any shares of Common Stock, Convertible Securities or rights or options for the purchse of shares of Common Stock or Convertible Securities issued as part of the same offering (the “Offering”) where the Effective Price (as defined below) of all such securities sold or issued by the Company in the

Offering is greater than the Exercise Price regardless of whether any individual securities sold or issued by the Company in the Offering may have a price per share, exercise or conversion price less than the then-effective Exercise Price. For purposes of this Section 2.4(h), (i) the “Effective Price” shall be calculated by dividing (x) the Total Offering Consideration (as defined below) by (y) the Aggregate Number of Shares (as defined below). For purposes of this Section 2.4(h), (i) the “Total Offering Consideration” shall be an amount equal to the total amount of consideration received by the Company for the issuance of such securities in the Offering plus the minimum amount of consideration, if any, payable to the Company upon the exercise of such rights or options to purchase shares of Common Stock or Convertible Securites and (ii) the “Aggregate Number of Shares” shall mean the total number of shares of Common Stock or Convertible Securities issued in the Offering plus the maximum number of additional shares of Common Stock issuable upon exercise or conversion thereof and issuable upon the exercise of such rights or option to purchase shares of Common Stock.
     2.5 Termination of Anti-Dilution Protection. Notwithstanding anything in this Bridge Warrant to the contrary, the anti-dilution protections contemplated by Section 2.4. above, shall terminate upon the payment of all of the outstanding principal and interest due under the Note.
     2.6 Bridge Warrants Not Callable. The Bridge Warrants are not callable.
     2.7 Notice to Holder of Adjustment. Whenever the number of shares purchasable upon exercise of this Bridge Warrant or the Exercise Price is adjusted as herein provided, the Company will cause to be mailed to the Holder notice setting forth the adjusted number of shares purchasable upon the exercise of the Bridge Warrant and the adjusted Exercise Price and showing in reasonable detail the computation of the adjustment and the facts upon which such adjustment is based.
     3. Prior Notice as to Certain Events. In the event the Company pays any dividend payable in cash or stock upon its Common Stock or makes any distribution to the holders of its Common Stock, then the Company will give prior written notice, by first class mail, postage prepaid, addressed to the Holder at the address of such holder as shown on the books of the Company, of the date on which the books of the Company will close or a record taken for such dividend or distribution. Such notice will also specify the date as of which the holders of the Common Stock of record will participate in said dividend or distribution. Such written notice will be given not less than 20 days prior to the record date in respect thereto. Notwithstanding the rights established in Section 3, the Bridge Warrants are subject to restrictions on exercise as set forth in Section 1.3.
     4. Reservation of Common Stock. Not later than the date hereof, the Company will have authorized Common Stock in an amount sufficient to permit the exercise in full of this Bridge Warrant. At all times from and after such date, the Company will reserve and keep available for issuance upon the exercise of Bridge Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit such exercise. Upon issuance, in accordance with the terms of this Bridge Warrant, such shares of Common Stock will be validly issued, fully paid and nonassessable.
     5. No Voting Rights; Limitations of Liability. This Bridge Warrant does not confer upon the holder hereof any voting rights or other rights as a stockholder of the Company, either at law or equity. The rights of the Holder are limited to those expressed herein and the Holder by acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Bridge Warrant. No provision of this Bridge Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Bridge Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price of Common Stock purchasable by exercise hereof or as a stockholder of Company.
     6. Restrictions on Transfer of Bridge Warrant.
     (a) This Bridge Warrant and the Holder’s rights hereunder may be transferred, assigned or subjected to a pledge or security interest without the prior written consent of the Company; provided that any transfer or assignment hererof shall be effected by the surrender of this Bridge Warrant with a properly executed Assignment (in the form of Exhibit B hereto) at the principal office of the Company. If the Company determines that the proposed assignment is permitted pursuant to the requirements of applicable securities law, the Company will register the assignment of this Bridge Warrant in accordance with the information contained in the Assignment and will, without charge, execute and deliver a new Bridge Warrant or Bridge Warrants in the name of the assignee or assignees named in such assignment instrument and this Bridge Warrant will promptly be cancelled. In connection with such an assignment the Company may require as conditions to the transfer of this Bridge Warrant or any portion thereof that (i) the Holder deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer will not be in violation of the Act or of any applicable state law and that (ii) the proposed transferee deliver to the Company his, her or its written agreement to accept and be bound by all of the terms and conditions of this Bridge Warrant, including compliance with Section 1.6 of this Bridge Warrant; provided that the Company hereby consents to the assignment of all or any portion of this warrant to the Company’s employees, advisors and consultants without such an opinion of counsel. The date the Company initially issues this Bridge Warrant will be deemed to be the “Date of Issuance” of this Bridge Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Bridge Warrant are issued.
     (b) The Holder acknowledges that this Bridge Warrant has not been registered under the Act, and, except in the limited instance described in Section 6(a) above, agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Bridge Warrant or any Common Stock issued upon its exercise in the absence of (i) an effective registration statement as to this Bridge Warrant or such Common Stock under the Act, or (ii) an opinion of counsel for

Company to the effect that such registration is not, under the circumstances, required.
     7. Miscellaneous.
     7.1 Waiver. No delay or failure of the Holder in exercising any right, power, privilege or remedy under this Bridge Warrant will affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof, nor will any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or the exercise of any other right, power, privilege or remedy.
     7.2 Notices. All notices, requests and consents hereunder must be in writing. Notices, requests and consents to the Company will be effectively given and delivered (i) upon personal delivery, or delivery via overnight courier or (ii) upon the third business day after deposit in the United States mail, by certified or registered mail, postage prepaid and addressed as follows to the Company at its offices at 4755 Walnut Street, Boulder, CO 80301. Notices, requests, and consents to the Holder will be effectively given and delivered when sent by facsimile or mailed by first class mail, postage prepaid, or sent by overnight courier, to the Holder at the facsimile number or address of the Holder appearing on the books and records of the Company. Either party by notice to the other may from time to time change the facsimile number or address for any such notice, request, or consent.
     7.3 Governing Law; Venue. This Bridge Warrant and all rights and obligations hereunder, including matters of construction, validity, and performance, will be governed by and construed and interpreted in accordance with the laws of the State of Colorado, without regard to the choice or conflicts of laws rules of such state. The parties agree that venue for any suit, action, proceeding or litigation arising out of or in relation to this Agreement will be in any federal or state court in the State of Colorado having subject matter jurisdiction.
     7.4 Successors. This Bridge Warrant will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
     7.5 Headings and Exhibits. The headings used in this Bridge Warrant are for convenience only and will not constitute a part of this Bridge Warrant. All of the exhibits attached hereto are incorporated herein and made a part of this Bridge Warrant by reference thereto.
[Signature Page Follows]

     IN WITNESS WHEREOF, this Bridge Warrant has been executed and delivered by a duly authorized representative of the Company on the day and year first above written.

SILICON MOUNTAIN HOLDINGS, INC.
By:
Rudolph (Tré) Cates, III
President and Chief Executive Officer

EXHIBIT A
Exercise Agreement

To: Silicon Mountain Holdings, Inc.	Dated:
     The undersigned, pursuant to the provisions set forth in the within Bridge Warrant, hereby agrees to subscribe for and purchase                                                             shares of the Common Stock covered by such Bridge Warrant and makes payment herewith in full for such Common Stock at the price per share provided by such Bridge Warrant.
     The undersigned requests that a certificate for the shares of Common Stock be issued as follows:

Name:

Address:

     and, if said number of shares is not all the shares of Common Stock purchasable hereunder, that a new Bridge Warrant for the balance of the remaining shares of Common Stock purchasable under the within Bridge Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

Name:

Address:

Dated:

HOLDER:

Signature:

EXHIBIT B
Assignment
     To be executed by the registered Holder to request a permitted transfer of the attached Bridge Warrant.
FOR VALUE RECEIVED

(“Assignor”)

hereby sells, assigns and transfers unto

(“Assignee”)

(Name)

(Address)

the right to purchase shares of Common Stock of Silicon Mountain Holdings, Inc. evidenced by the attached Bridge Warrant, together with all right, title and interest therein, and does irrevocably constitute and appoint                                          attorney to transfer the said right on the books of said corporation with full power of substitution in the premises.

Date:	Assignor:

By

Its

Signature:

APPROVED:	SILICON MOUNTAIN HOLDINGS, INC.

Date:

By

Its

Signature